(g)(3)

                                   CUSTODIAN CONTRACT
                                         between
                                  INVESTORS FUND SERIES
                                           and
                           STATE STREET BANK AND TRUST COMPANY
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                              TABLE OF CONTENTS

                                                                      Page

1.    Employment of Custodian and Property to be Held By It .........   1

2.    Duties of the Custodian with Respect to Property of the
      Fund Held by the Custodian in the United States ...............   2

      2.1    Holding Securities .....................................   2
      2.2    Delivery of Securities .................................   2
      2.3    Registration of Securities .............................   4
      2.4    Bank Accounts ..........................................   5
      2.5    Availability of Federal Funds ..........................   5
      2.6    Collection of Income ...................................   5
      2.7    Payment of Fund Monies .................................   6
      2.8    Liability for Payment in Advance of Receipt of
             Securities Purchased ...................................   7
      2.9    Appointment of Agents ..................................   7
      2.10   Deposit of Securities in U.S. Securities System ........   7
      2.11   Fund Assets Held in the Custodian's
             Direct Paper System ....................................   8
      2.12   Segregated Account .....................................   9
      2.13   Ownership Certificates for Tax Purposes ................  10
      2.14   Proxies ................................................  10
      2.15   Communications Relating to Portfolio Securities ........  10

3.    Duties of the Custodian with Respect to Property of
      the Fund Held Outside the United States .......................  10

      3.1    Appointment of Foreign Sub-Custodians ..................  10
      3.2    Assets to be Held ......................................  11
      3.3    Foreign Securities Depositories ........................  11
      3.4    Agreements with Foreign Banking Institutions ...........  11
      3.5    Access of Independent Accountants of the Fund ..........  11
      3.6    Reports by Custodian ...................................  11
      3.7    Transactions in Foreign Custody Account ................  12
      3.8    Liability of Foreign Sub-Custodians ....................  12
      3.9    Liability of Custodian .................................  12
      3.10   Reimbursement for Advances .............................  13
      3.11   Monitoring Responsibilities ............................  13
      3.12   Branches of U.S. Banks .................................  13
      3.13   Tax Law ................................................  14
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                                TABLE OF CONTENTS

                                                                      Page

4.    Payments for Sales or Repurchases or Redemptions
      of Shares .....................................................  14

5.    Proper Instructions ...........................................  14

6.    Actions Permitted without Express Authority ...................  15

7.    Evidence of Authority .........................................  15

8.    Duties of Custodian with Respect to the Books of Account
      and Calculations of Net Asset Value and Net Income ............  16

9.    Records .......................................................  16

10.   Opinion of Fund's Independent Accountants .....................  16

11.   Reports to Fund by Independent Public Accountants .............  16

12.   Compensation of Custodian .....................................  17

13.   Responsibility of Custodian ...................................  17

14.   Effective Period, Termination and Amendment ...................  18

15.   Successor Custodian ...........................................  19

16.   Interpretive and Additional Provisions ........................  19

17.   Additional Funds ..............................................  20

18.   Massachusetts Law to Apply ....................................  20

19.   Prior Contracts ...............................................  20

20.   Shareholder Communications Election ...........................  20
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                               CUSTODIAN CONTRACT

      This Contract between Investors Fund Series, a business trust organized and existing under the laws of The Commonwealth of Massachusetts and having its principal place of business at 222 South Riverside Plaza, Chicago, Illinois 60606 (the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Custodian"),

                                   WITNESSETH:

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund currently intends to offer shares in two series. Kemper-Dreman High Return Equity Portfolio and Kemper-Dreman Financial Services Portfolio (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Article 17, being herein referred to as the "Portfolio(s)");

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto do hereby agree as follows:

1.    Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States of America ("domestic securities") and securities it desires to be held outside the United States of America ("foreign securities") pursuant to the provisions of the Fund's declaration of trust (the "Declaration of Trust"). The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Fund on behalf of the Portfolio and not delivered to the Custodian.

      Upon receipt of "Proper Instructions" (as such term is defined in Article
5 of this Contract), the Custodian shall on behalf of the applicable
Portfolio(s) from time to time employ one or more sub-custodians located in the United States of America, including any state or political subdivision thereof and any territory over which its political sovereignty extends (the "United States" or
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"U.S."), but only in accordance with an applicable vote by the board of trustees of the Fund (the "Board of Trustees") on behalf of the applicable Portfolio(s) and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodians for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States including all domestic securities owned by such Portfolio other than (a) securities which are maintained in a "U.S. Securities System" (as such term is defined in Section 2.10 of this Contract) and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Custodian's Direct Paper System pursuant to Section 2.11.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio and held by the Custodian or in a U.S. Securities System account of the Custodian, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for its customers ("U.S. Securities System Account") or in the Custodian's Direct Paper book-entry system account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for its customers ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

      3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

      4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;


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      5)    To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that, in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's U.S. Securities System Account, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

      11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;


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      12)   For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

      13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

      14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent"), for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

      15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the executive committee thereof signed by an officer of the Fund and certified by the Fund's Secretary or Assistant Secretary specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize reasonable efforts only to (i) timely collect income


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      due the Fund on such securities and (ii) notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940, as amended (the "Investment Company Act") and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon agreement between the Fund on behalf of each applicable Portfolio and the Custodian. the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to United States-registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to domestic bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Collection of income due each Portfolio on domestic securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund; the Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data in its possession as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.


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

2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

      1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in
            Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
            Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

      2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

      3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

      4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management fees, accounting fees, transfer agent fees, legal fees and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;


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

      6) For payment of the amount of dividends received in respect of securities sold short;

      7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the executive committee thereof signed by an officer of the Fund and certified by the Fund's Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act to act as a custodian, as its agent to carry out such of the provisions of this
      Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Securities in U.S. Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (a "U.S. Securities System") in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

      1) The Custodian may keep domestic securities of the Portfolio in a U.S. Securities System provided that such securities are represented in a U.S. Securities System Account;

      2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

      3) The Custodian shall pay for domestic securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such


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            securities have been transferred to the U.S. Securities System
            Account and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio; the Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

      4) The Custodian shall provide the Fund on behalf of the Portfolio(s) with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

      5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof;

      6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.11 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

      1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;


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      2)    The Custodian may keep securities of the Portfolio in the Direct
            Paper System only if such securities are represented in the Direct Paper System Account which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

      4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

      5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Portfolio; and

      6) Upon the reasonable request of the Fund, the Custodian shall provide the Fund with any report on the Direct Paper System's system of internal accounting controls which had been prepared as of the time of such request.

2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in a U.S. Securities System Account by the Custodian pursuant to Section 2.10 hereof
      (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered Contract Market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or


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      any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of this clause
      (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the executive committee thereof signed by an officer of the Fund and certified by the Fund's Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of such securities.

2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund on behalf of the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three (3) business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto (the "foreign sub-custodians"). Upon receipt of Proper Instructions, together with a certified resolution of the Board of Trustees, the Custodian and the Fund on behalf of the Portfolio(s) may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such foreign sub-custodians for maintaining custody of the Portfolio's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Funds shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in
      Section 3.4 hereof.

3.4 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Custodian on behalf of its customers; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.5 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.6 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the

      Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of Portfolio securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of its customers indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

3.7 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.7. the provision of Sections 2.2 and
      2.7 of this Contract shall apply, emutatis mutandis to the foreign securities of the Portfolio(s) held outside the United States by foreign sub-custodians.

      (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

      (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.8 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund on behalf of the Portfolio, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.9 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this Section 3.9, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.10 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

3.11 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund (during the month of June) information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the SEC is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the local currency equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.12 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of Portfolio assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 of this Contract.

      (b) Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.    Payments for Sales or Repurchases or Redemptions of Shares

      The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

      From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

5.    Proper Instructions

      Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. If given pursuant to procedures to be agreed upon by the Custodian and the Fund, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.    Actions Permitted without Express Authority

      The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees.

7.    Evidence of Authority

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding Shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio(s), shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amount of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

9.    Records

      The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act, with particular attention to Section 31 thereof and Rules 31a-i and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.   Opinion of Fund's Independent Accountants

      The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A and N-SAR or other annual reports to the SEC and with respect to any other SEC requirements.

11.   Reports to Fund by Independent Public Accountants

      The Custodian shall provide the Fund at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities. futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.   Compensation of Custodian

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

13.   Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters. and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States (except as specifically provided in Section 3.9) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

      If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the

Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

      If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, the purchase or sale of foreign exchange or of contracts for foreign exchange, and assumed settlement) for the benefit of a Portfolio, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

14.   Effective Period, Termination and Amendment

      This Contract shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of the Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.   Successor Custodian

      If a successor custodian shall be appointed by the Board of Trustees, the Custodian shall, upon termination, deliver to such successor custodian at the offices of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees, deliver at the offices of the Custodian and transfer such securities, funds and other properties in accordance with such vote. In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.   Additional Funds

      In the event that the Fund establishes one or more series of Shares in addition to Kemper-Dreman High Return Equity Portfolio and Kemper-Dreman Financial Services Portfolio with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.   Prior Contracts

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the assets of the Portfolio(s).

20.   Shareholder Communications Election

      SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Funds protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

       YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

       NO  [ ]    The Custodian is not authorized to release the Fund's name, address, and share positions.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of April 24, 1998.


ATTEST                                       INVESTORS FUND SERIES


/s/ Maureen Kane                             By: /s/ Mark Casady
------------------------                         ------------------------
Name:                                            Name: Mark Casady
                                                 Title: President


ATTEST                                       STATE STREET BANK AND TRUST COMPANY

/s/ Thomas M. Lenz                           By: /s/ Ronald E. Logue
------------------------                         ------------------------
Thomas M. Lenz                                   Ronald E. Logue
Vice President                                   Executive Vice President

                                   Schedule A
                                 17f-5 Approval

      The Board of Trustees of Investors Fund Series has approved certain foreign banking institutions and foreign securities depositories within State Street's Global Custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United Sates. Board approval is as indicated by the Fund's Authorized Officer:

Fund
Officer
Initials    Country              Subcustodian                           Central Depository
--------    -------              ------------                           ------------------
_______     State Street's entire Global Custody Network listed below

_______     Argentina            Citibank, N.A.                         Caja de Valores S.A.

_______     Australia            Westpac Banking Corporation            Austraclear Limited

                                                                        Reserve Bank Information and
                                                                        Transfer System

_______     Austria              Erste Bank der Oesterreichischen       Oesterreichische Kontrollbank AG
                                 Sparkasen AG                           (Wertpapiersammelbank Division)

_______     Bahrain              British Bank of the Middle East        None
                                 (as delegate of The Hongkong and
                                 Shanghai Banking Corporation Limited)

_______     Bangladesh           Standard Chartered Bank Plc.           None

_______     Belgium              Generale Bank                          Caisse Interprofessionnelle de Depots
                                                                        et de Virements de Titres S.A.

                                                                        Banque Nationale de Belgique

_______     Bermuda              The Bank of Bermuda Limited            None

_______     Botswana             Barclays Bank of Botswana Limited      None

_______     Brazil               Citibank, N.A.                         Camera de Liquidacao de Sao Paulo

                                                                        Banco Central do Brasil,
                                                                        Systema Especial de Liquidacao e
                                                                        Custodia

_______     Bulgaria             ING Bank N.V.                          Central Depository AD

                                                                        Bulgarian National Bank

Fund
Officer
Initials    Country              Subcustodian                           Central Depository
--------    -------              ------------                           ------------------
______      Canada               Canada Trustco Mortgage Company        The Canadian Depository
                                                                        for Securities Limited

______      Chile                Citibank N.A.                          None

_______     People's Republic    The Hongkong and Shanghai              Shanghai Securities Central Clearing and
            of China             Banking Corporation Limited,           Registration Corporation
                                 Shanghai and Shenzhen branches
                                                                        Shenzhen Securities Central Clearing
                                                                        Co., Ltd.

______      Colombia             Cititrust Colombia S.A.                None
                                 Sociedad Fiduciaria

            Croatia              Privredna Banka Zagreb d.d.            Ministry of Finance

                                                                        National Bank of Croatia

_______     Cyprus               Barclays Bank Plc.                     None
                                 Cyprus Offshore Banking Unit

_______     Czech Republic       Ceskoslovenska Obchodni                Stredisko cennych papiru
                                 Banka A.S.
                                                                        Czech National Bank

_______     Denmark              Den Danske Bank                        Vaerdipapircentralen (The Danish
                                                                        Securities Center)

______      Ecuador              Citibank, N.A.                         None

_______     Egypt                National Bank of Egypt                 Misr Company for Clearing, Settlement,
                                                                        and Central Depository

_______     Finland              Merita Bank Ltd.                       The Finnish Central Securities
                                                                        Depository

_______     France               Banque Paribas                         Societe Interprofessionnelle
                                                                        pour la Compensation des
                                                                        Valeurs Mobilieres (SICOVAM),
                                                                        Saturne System

______      Germany              Dresdner Bank AG                       Deutsche Borse Clearing AG

______      Ghana                Barclays Bank of Ghana Limited         None

Fund
Officer
Initials    Country              Subcustodian                           Central Depository
--------    -------              ------------                           ------------------
_______     Greece               National Bank of Greece S.A.           The Central Securities Depository S.A.
                                                                        (Apothetirion Titlon A.E.)

                                                                        Bank of Greece

_______     Hong Kong            Standard Chartered Bank                The Central Clearing and
                                                                        Settlement System
                                                                        Central Money Markets Unit

_______     Hungary              Citibank Budapest Rt.                  The Central Depository and Clearing
                                                                        House (Budapest) Ltd. (KELER)

_______     India                Deutsche Bank AG                       The National Securities Depository
                                                                        Limited

_______                          The Hongkong and Shanghai              The National Securities Depository
                                 Banking Corporation Limited            Limited

_______     Indonesia            Standard Chartered Bank Plc.           Bank of Indonesia

_______     Ireland              Bank of Ireland                        Central Bank of Ireland
                                                                        Securities Settlement Office

_______     Israel               Bank Hapoalim B.M.                     The Clearing House of the
                                                                        Tel Aviv Stock Exchange

                                                                        Bank of Israel

_______     Italy                Banque Paribas                         Monte Titoli S.p.A.

                                                                        Banca d'Italia

_______     Ivory Coast          Societe Generale de Banques            None
                                 en Cote d'Ivoire

_______     Japan                The Daiwa Bank, Limited                Japan Securities Depository
                                                                        Center (JASDEC)

                                                                        Bank of Japan Net System

_______                          The Fuji Bank, Limited                 Japan Securities Depository
                                                                        Center (JASDEC)

                                                                        Bank of Japan Net System

Fund
Officer
Initials    Country              Subcustodian                           Central Depository
--------    -------              ------------                           ------------------
_______     Jordan               British Bank of the Middle East        None
                                 (as delegate of The Hongkong and
                                 Shanghai Banking Corporation Limited)

_______     Kenya                Barclays Bank of Kenya Limited         Central Bank of Kenya

_______     Republic of Korea    The Hongkong and Shanghai              Korea Securities Depository
                                 Banking Corporation Limited

_______     Lebanon              British Bank of the Middle East        Custodian and Clearing Center of
                                 (as delegate of The Hongkong and       Financial Instruments for Lebanon and
                                 Shanghai Banking Corporation           the Middle East (MIDCLEAR) S.A.L.
                                 Limited)
                                                                        The Central Bank of Lebanon

_______     Malaysia             Standard Chartered Bank                Malaysian Central Depository Sdn.
                                 Malaysia Berhad                        Bhd.

                                                                        Bank Negara Malaysia,
                                                                        Scripless Securities Trading and
                                                                        Safekeeping Systems

_______     Mauritius            The Hongkong and Shanghai              The Central Depository & Settlement
                                 Banking Corporation Limited            Co. Ltd.

_______     Mexico               Citibank Mexico, S.A.                  S.D. INDEVAL, S.A. de C.V.
                                                                        (Instituto para el Deposito de
                                                                        Valores)

_______     Morocco              Banque Commerciale du Maroc            None

_______     The Netherlands      MeesPierson N.V.                       Nederlands Centraal Instituut voor
                                                                        Giraal Effectenverkeer B.V. (NECIGEF)

_______     New Zealand          Australia and New Zealand              New Zealand Central Securities
                                 Banking Group Limited                  Depository Limited

_______     Norway               Christiania Bank og                    Verdipapirsentralen (The Norwegian
                                 Kreditkasse                            Registry of Securities)

_______     Oman                 British Bank of the Middle East        Muscat Securities Market
                                 (as delegate of The Hongkong and
                                 Shanghai Banking Corporation Limited)

______      Pakistan             Deutsche Bank AG                       Central Depository Company of
                                                                        Pakistan Ltd.

Fund
Officer
Initials    Country              Subcustodian                           Central Depository
--------    -------              ------------                           ------------------
_______     Peru                 Citibank, N.A.                         Caja de Valores y Liquidaciones S.A.
                                                                        (CAVALI)

______      Philippines          Standard Chartered Bank                The Philippines Central Depository Inc.

                                                                        The Book-Entry-System (BES) of Bangko
                                                                        Sentral ng Pilipinas (the central bank), The
                                                                        Registry of Scripless Securities (ROSS) of
                                                                        the Bureau of the Treasury

_______     Poland               Citibank (Poland) S.A.                 The National Depository of Securities
                                                                        (Krajowy Depozyt Papierow
                                                                        Wartosciowych)

                                                                        Central Treasury Bills Registrar

_______     Portugal             Banco Comercial Portugues              Central de Valores Mobiliarios (Central)

_______     Romania              ING Bank NV.                           National Securities Clearing, Settlement
                                                                        and Depository Company

                                                                        Bucharest Stock Exchange

_______     Russia               Credit Suisse First Boston, Zurich     None
                                 via Credit Suisse First Boston
                                 AO, Moscow

_______     Singapore            The Development Bank                   The Central Depository (Pte)
                                 of Singapore Ltd.                      Limited
                                                                        Monetary Authority of Singapore

______      Slovak Republic      Ceskoslovenska Obchodna                Stredisko Cennych Papierov
                                 Banka A.S.
                                                                        National Bank of Slovakia

______      Slovenia             Banka Creditanstalt d.d.               Klirinsko Depotna Druzba d.d.

_______     South Africa         Standard Bank of South Africa Limited  The Central Depository Limited

_______     Spain                Banco Santander, S.A.                  Servicio de Compensacion y
                                                                        Liquidacion de Valores, S.A.

                                                                        Banco de Espana,
                                                                        Anotaciones en Cuenta

Fund
Officer
Initials    Country              Subcustodian                           Central Depository
--------    -------              ------------                           ------------------
_______     Sri Lanka            The Hongkong and Shanghai              Central Depository System
                                 Banking Corporation Limited            (Pvt) Limited

_______     Swaziland            Standard Bank Swaziland Limited        None

_______     Sweden               Skandinaviska Enskilda Banken          Vardepapperscentralen
                                                                        (The Swedish Central Securities
                                                                        Depository)

_______     Switzerland          Union Bank of Switzerland              Schweizerische Effekten - Giro AG
                                                                        (SEGA)

                                                                        INTERSETTLE

_______     Taiwan - R.O.C.      Central Trust of China                 The Taiwan Securities Central
                                 or                                     Depository Company, Ltd.

_______                          ________________________________
                                 (Client Designated Subcustodian)

_______     Thailand             Standard Chartered Bank                Thailand Securities Depository
                                                                        Company Limited

______      Turkey               Citibank, N.A.                         Takas ve Saklama Bankasi A.S.
                                                                        (TAKASBANK)

                                                                        Central Bank of Turkey

______      United Kingdom       State Street Bank and Trust Company,   None;
                                 London branch
                                                                        The Bank of England,
                                                                        The Central Gilts Office and
                                                                        The Central Moneymarkets Office

______      Uruguay              Citibank, N.A.                         None

_______     Venezuela            Citibank. N.A.                         None

_______     Zambia               Barclays Bank of Zambia Limited        Lusaka Central Depository

_______     Zimbabwe             Barclays Bank of Zimbabwe Limited      None

_______     Euroclear (The Euroclear System)/State Street London Limited

_______     Cedel (Cedel Bank, societe anonyme)/State Street London Limited

Certified by:


/s/Mark S. Casady                                              as of 4/24/98
---------------------------                                    -----------------
Fund's Authorized Officer                                      Date